UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 31, 2016
Date of Report (Date of earliest event reported)

IRELAND INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50033	91-2147049
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

2360 West Horizon Ridge Parkway, Suite 100
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 932-0353
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01          COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On August 31, 2016, Ireland Inc. (the “Company”) elected to allow 328 mineral claims that previously formed part of its Columbus Project mineral property to lapse (the “Abandoned Claims”) by declining to pay the BLM maintenance fees for the Abandoned Claims. By allowing the Abandoned Claims to lapse, the Company expects to save approximately $133,000 per year in claim maintenance fees moving forward. The claims retained by the Company primarily represent the claims making up the northwestern quadrant of the Columbus Project, as previously constituted, and includes North and South Sand Zones, as well as the permitted mine area where the Company’s pilot plant is located. As currently constituted, the Columbus Project is comprised of 126 placer claims and 12 millsite claims covering approximately 6,778 acres, plus 80 acres of private land.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRELAND INC.
Date: 09/09/2016

	By:	/s/ David Z. Strickler, Jr.
		Name:	David Z. Strickler, Jr.
		Title:	Chief Operating Officer